Exhibit 99.1      News release dated May 14, 2007

TARPON INDUSTRIES NAMES FRANK GESUALE TO BOARD OF DIRECTORS


Contact:

Paul G. Henning
Cameron Associates
212 554 5462
phenning@cameronassociates.com



MARYSVILLE, MI----May 14, 2007-- Tarpon Industries, Inc. (AMEX:TPO), a manufacturer and distributor of engineered steel storage rack systems, and structural and mechanical steel tubing, today announced that Frank Gesuale, 61, has been named to the company's Board of Directors, and as a member of the audit, nominating and compensation committees, as an independent director. Mr. Gesuale replaces Gerald Stein, who recently resigned from the Board for personal reasons.

Mr. Gesuale has extensive  experience in general  management,  finance and sales and marketing, particularly in the steel, fabrication and construction industries. From 1992 until 2004, he led his own management company, GreyBrooke & Associates LLC, which provided direction, support and financial sources for emerging growth and under-performing companies. Since 2004, Mr. Gesuale has worked for Sunwest Mortgage LLC, which is active in residential and commercial real estate finance.

Prior to 1992, Mr. Gesuale, was chief operating officer and a board member of Southwest Financial Systems, where he was responsible for sales, finance, marketing, strategic planning and third party support, and was instrumental in completing a complex financial and organizational restructuring.

Mr. Gesuale has also served as chief financial officer and a member of the board of directors of Rossborough Manufacturing Inc, a producer of metallurgical additives and equipment for primary domestic steel companies in the United States and Canada. He began his career with Westinghouse Electric, where he served as a controller of a $200 million Systems Furniture Business.

He received his BSBA from Duquesne University, and an MBA from Case Western Reserve University.

"Frank Gesuale brings a wealth of experience to the Tarpon board," said James W. Bradshaw, Chairman and Chief Executive Officer. "His knowledge and perspective in various disciplines will provide strong counsel as Tarpon continues to expand and grow its footprint in new markets."

"We want to give our thanks and appreciation to Gerald Stein, who has served on the Board of Directors of Tarpon with distinction."


Tarpon Industries, Inc.

Tarpon Industries, Inc., through its wholly owned subsidiaries within the United States and Canada, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems. The company's mission is to become a larger and more significant manufacturer and distributor of structural and mechanical steel tubing, engineered steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.

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